Exhibit C

Exhibit C – Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement on Schedule 13D to which this Exhibit is attached is filed on behalf of each of them.

Date: June 13, 2025

PIXELARC LLC

By:	/s/ Amy Xianglin Shi
Name:	Amy Xianglin Shi
Title:	CEO

AMY XIANGLIN SHI

/s/ Amy Xianglin Shi